Exhibit 4.10

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AME NDE D (T HE “1933 ACT”), OR ANY U.S. STATE. SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AN “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THIRD AMENDED AND RESTATED CONVERTIBLE GRID PROMISSORY NOTE

Up to a Principal Amount of $2,794,000.00 with 25% OID for a Tranche Funding of up to $2,235,200.00	Original Issued Date: May 28, 2026
Maturity Date: May 28, 2027

FOR VALUE RECEIVED, on demand as permitted herein, CERo Therapeutics Holdings, Inc. (the “Borrower”) or the (“Company”), whose business address is 201 Haskins Way, Suite 230, South San Francisco, CA 94080, promises to pay to the order of SRX Global Inc (f/k/a SRx Health Solutions, Inc.) (the “Lender”), at its offices 801 US Highway 1, North Palm Beach, Florida, 33408 or at such other place as the Lender may designate in writing, the principal sum of the amount of loans (the “Loans”) outstanding hereunder, as conclusively evidenced on the grid attached hereto as Schedule I. This Note amends and restates in its entirety that certain Convertible Grid Promissory Note issued by Borrower in favor of the Lender dated May 28, 2026 (the “Original Note”), as amended and restated by that certain Amended and Restated Convertible Grid Promissory Note issued by the Borrower in favor of the Lender dated June 23, 2026 (the “Amended and Restated Note”) and as further amended and restated by that certain Second Amended and Restated Convertible Grid Promissory Note issued by the Borrower in favor of the Lender dated July 14, 2026 (the “Second Amended and Restated Note”).

1.	Conclusiveness of Grid. The Loan represented by this Note is such that, during the term, the Lender shall advance to the Borrower, from time to time hereunder, a Loan, up to an aggregate amount not to exceed the sum of $2,235,200.00 (Two Million Two Hundred Thirty-Five Thousand Two Hundred Dollars) (the “Maximum Loan Amount”) which has been funded as described on Schedule I, including $150,000.00 to be funded on the date hereof (the “Funding Date”). The Grid shall, in the absence of manifest error, constitute conclusive proof of the amounts and dates of all advances and repayment of principal in respect to the Loan.

2.	Advances; Schedule I. The Lender will advance the amount of $150,000.00 to the Borrower on the Funding Date. Upon delivery of any tranche amount under this Note to the Borrower, the Lender is hereby authorized by Borrower to enter and record on Schedule I attached hereto the amount of the Loan made under this Note and each payment of principal thereon without any further action on the part of Borrower or any endorser or guarantor of this Note. To the extent interest is not paid when due, the Lender is authorized and directed to enter the amount of such interest as a Loan on Schedule I. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan and its conditions. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of the Lender to advance the principal amount of the Loan or of the Borrower or any endorser or guarantor of this Note with respect to the Loan. The proceeds of each Loan shall be used as described in Schedule II hereto.

3.	Interest. The principal balance of this Note outstanding from time to time as reflected on Schedule I shall bear interest at a rate of 10% per annum. The interest shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed on the outstanding balance. Interest shall accrue and shall be payable on the Maturity Date in cash, check or wire transfer in currency of the United States of America at the time of payment that shall be legal tender for the payment of debt, or Lender may elect to take such interest in common stock of the Borrower, par value $.001 per share (the “Common Stock”) consistent with Section 5 below. Nothing herein shall be construed to operate as to require Borrower to pay interest at a greater rate than is now lawful. Should any interest or other charges paid by Borrower result in a payment in excess of the maximum rate of interest that is legally permitted under applicable law, then all such excess paid by Borrower shall be automatically credited against and in reduction of the balance due under the Loan or at the option of the Borrower, be refunded. If this Note has already been repaid in full, then an additional interest amount will be computed in accordance with the preceding sentence and immediately paid by Borrower along with interest on the amount of such additional interest through the date of payment at a rate per annum equal to the then existing interest rate on this Note.

4.	Waiver. The Borrower hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Lender of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

5.	Conversion. Subject to the Ownership Limitation (as defined below) the Lender is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price for each share of Common Stock equal to the lesser of (i) $0.05 (the “Floor Price”) and (ii) 80% of the average of the five (5) lowest intraday trading prices during the twenty (20) days prior to the day that the Lender requests conversion, unless otherwise modified by mutual agreement between the Parties (the “Conversion Price”). The shares of Common Stock into which the Note is converted shall be referred to in this agreement as conversion shares (“Conversion Shares”); provided that if the Conversion Price, as calculated above, is below the Floor Price, the Lender hereby agrees to use the Floor Price as the Conversion Price. Notwithstanding the foregoing, if the Conversion Price is lower than the Floor Price at the time the Conversion Shares are actually issued, then the Borrower shall issue a cash payment, in readily available funds to Lender equal to the product of (i) (x) the number of Conversion Shares issuable upon conversion of the portion of the Note converted, assuming a Conversion Price equal to the price determined by clause (ii) of the preceding sentence (the “Assumed Conversion Price”) minus (y) the number of Conversion Shares actually issued upon conversion of such portion of the Note at the Floor Price multiplied by (ii) the Assumed Conversion Price. For illustrative example only, if the application of clause (ii) of the definition of Conversion Price set forth above would result in a Conversion Price of $0.02 and the Borrower converts $1,000,000 aggregate principal amount and accrued but unpaid interest of this Note, then, for such purposes, (i) the Note would convert at the Floor Price into 20,000,000 shares of Common Stock ($1,000,000 divided by $0.05), (ii) the Assumed Conversion Price would be $0.02 and (iii) the Borrower would owe a cash payment of $600,000 (30,000,000, which equals the difference between the 50,000,000 shares issuable upon conversion of $1,000,000 at an Assumed Conversion Price of $0.02 and the 20,000,000 Conversion Shares actually issued at the Floor Price, multiplied by the Assumed Conversion Price of $0.02). Upon the exercise of any conversion, the Lender shall duly notify the Borrower whether principal or interest is being converted. If the Issuer’s Common Stock is chilled for deposit at DTC, becomes chilled, or receives a Stop Sign or other trading restrictions at any point while this Note remains outstanding, an additional 10% discount will be attributed to the Conversion Price defined hereof and the conversion dollar amount per conversion shall be reduced by a flat fee of $1,500.00 charged to the Borrower to cover costs associated with the deposit of chilled or otherwise trade restricted stocks for each conversion. The Borrower will not be obligated to issue fractional Conversion Shares. In the event that Lender elects to convert the note in part, the conversion price for each conversion event shall be calculated at the time of conversion in part. The Lender may convert this Note into Common Stock by providing the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Lender evidencing such Lender’s intention to convert the Note together with the documents set forth in Section 10 hereof. For purposes of this Agreement, the Clearing Date shall be on the date in which the conversion shares are deposited into the Lender’s brokerage account and Lender’s broker has confirmed with Lender that the Lender may execute trades of the conversion shares; provided that the registration for resale of the Conversion Shares under the 1933 Act is effective as of such date or an exemption from the registration requirements under the 1933 Act is available as of such date. The outstanding interest or principal amounts, as determined by the Lender, shall be reduced by the total dollar amount of Common Stock so converted.

The Company will not issue fractional shares or script representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Lender notifies the Company of its intention to so convert by delivery, by facsimile transmission, email, or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, attn: Chief Executive Officer or as otherwise instructed by the Borrower to Lender in writing. At the Maturity Date, the Company will pay any unconverted outstanding principal amount and accrued interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

Notwithstanding anything to the contrary in this Note, in no event shall the Lender be entitled to convert that number of Conversion Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Lender, would exceed 4.99% of the number of shares of Common Stock outstanding on any date Lender requests conversion, as determined in accordance with Rule 13d-1(j) of the 1934 Act (the “Ownership Threshold”).

For the avoidance of doubt, the Conversion Price and number of Conversion Shares shall be subject to adjustment in proportion to any stock split, reverse stock split, share combination or other similar corporate event.

6.	Delivery of Share Certificates Upon Conversion. Upon receipt by the Borrower from the Lender of a facsimile transmission (with receipt confirmation from recipient) or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in Section 5, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Lender, certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. The Borrower will bear all costs related to the issuance of the Conversion Shares, including all costs of obtaining an attorney’s opinion letter regarding the Conversion, and the overnight delivery of the Conversion Shares.

7.	Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Lender and its compliance with the provisions of this Note, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of Lender’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, provided the stock underlying the Note is eligible for an exemption from registration under the Securities Act of 1933.

8.	Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Lender or its transferee shall have furnished an opinion of counsel to the Company and the Company’s transfer agent (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER) , IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably acceptable to the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Lender under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall not unreasonably object to the legal opinion in the event an exemption is available.

The Common Stock issuable upon conversion of this Note shall be eligible for registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws, pursuant to any registration statements on Form S-1 or otherwise filed by the Company on a date following the execution of this Note.

9.	Registration Statement. On or prior to July 1, 2026, the Company shall prepare and file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the shares issuable upon conversion of the Note pursuant to section 6 hereof (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale of the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale of the Registrable Securities as a secondary offering). in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

10.	Reserved.

11.	Prepayment of the Borrower. The Borrower may, at any time and from time to time, prepay all or part of the amount owing hereunder with a premium of 120% to the principal face value.

12.	Agreement of Lender. In the event that the Lender elects to convert the outstanding principal above, the Lender agrees to execute such mutually acceptable documents, including a subscription agreement and/or conversion notice, as the Borrower shall reasonably request to ensure compliance with applicable laws, including U.S. federal, state and applicable Canadian securities laws. The obligations of the Borrower to issue securities to the Lender hereunder shall be contingent upon Lender’s execution of such documents, when required.

13.	Events of Default. If any of the following events of default (each, an “Event of Default”) shall occur:

a.	Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

b.	Conversion and the Shares. Solely due to the fault of the Borrower, the Borrower fails to issue shares of Common Stock to the Lender (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Lender of the conversion rights of the Lender in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer or issue (electronically or certificated form) any certificate for shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Lender shall have delivered a Notice of Conversion, providing that the Company counsel does not reasonably object to the legal opinion in conclusion that an exemption is available.

c.	Breach of Covenants. The Borrower breaches any material covenant or other material term, or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Lender.

d.	Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Lender with respect to this Note.

e.	Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

f.	Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days unless otherwise consented to by the Lender, which consent will not be unreasonably withheld.

g.	Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall he instituted by or against the Borrower which has not been dismissed 60 days after its filing.

h.	Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

i.	Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debt as they become due.

j.	Remedies. UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 13, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE LENDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO THE DEFAULT SUM (AS DEFINED HEREIN). Upon the occurrence and during the continuation of any Event of Default, the Lender shall deliver a written notice to the Borrower (the “Default Notice”), which shall set forth the Event of Default that such notice is based upon and the calculation of all the payments, including the Default Sum, if any, due to the Lender (the “Default Payment Calculation”), the Note shall become immediately due and payable. Unless otherwise objecting to the Event of Default or the Default Payment Calculation set forth in the Default Notice, which shall be reasonable and shall be reviewed or adjusted by the Lender if necessary (the “Amended Default Notice”), the Borrower shall pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to (w) then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity(collectively, the “Default Sum”). If the Borrower fails to pay the Default Amount within fifteen (15) business days of the latter of the date when Default Notice is provided, or the date of the Amended Default Notice, then the Lender shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

14.	Miscellaneous.

a.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to he received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) five (5) days after deposited in the mail. The addresses for such communications shall be as set forth above or such other address as a Party may designate by providing notice of such change to the other Party.

b.	Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Lender. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

c.	Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall insure to be the benefit of the Lender and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may he pledged as collateral in connection with a bona fide margin account or other lending arrangement in compliance with applicable securities rules and regulations.

d.	Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Lender hereof costs of collection, including reasonable attorneys’ fees.

e.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in New York County. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens. The Borrower and the Lender waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f.	Notice of Corporate Events. Except as otherwise provided below, the Lender shall have no rights as a holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Lender with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders).

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of this 11th day of August 2026.

Cero Therapeutic Holdings, Inc			SRX Global Inc. (f/k/a SRX Health Solutions, Inc.)

By:	/s/ Chris Ehrlich		By:	/s/ Michael Young
	Name:	Chris Ehrlich		Name:	Michael Young
	Title:	CEO		Title:	Authorized Person

SCHEDULE I TO NOTE

Borrower: CERO Therapeutics

Tranche Amount		Funding Date	Principal Amount	Use of Proceeds
	$750,000.00	5/28/26	$937,500.00
	$663,600.00	6/23/26	$829,500.00	Schedule II.A
	$671,600.00	7/14/26	$839,500.00	Schedule II.B
	$150,000.00	8/11/2026	$187,500.00	Schedule II.C

Total:	$2,235,200.00		$2,794,000.00

SCHEDULE II TO NOTE

[***]

Exhibit A

Form of Conversion Notice

To: [________________]

The undersigned hereby irrevocably elects to convert [__________________] of the principal amount of the Third Amended and Restated Convertible Note into shares of Common Stock of [__] according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Number of Common Stock to be Issued:

Amount of Note Remaining:

The above referenced shares shall not bear any legend restricting transfer and should be immediately sent to [_________] via DWC (Broker DTC Participant number: [    ] Account Number [_________________]).

Issue to:	[_________________________]
[_________________________]
[________]
[_____________________]

[_____________________]

By:

By:
Name:
Title:

11